Exhibit 1.01

TSMC CONFLICT MINERALS REPORT

I. Preliminaries

Taiwan Semiconductor Manufacturing Company Limited (the “Company,” “TSMC,” “we,” “us” or “our”) is filing this Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period January 1, 2025 to December 31, 2025 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (“Covered Minerals” as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted); (b) cassiterite (the metal ore from which tin is extracted); (c) gold; and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

TSMC’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “Products”). For example, the Covered Minerals, particularly tantalum, tin and tungsten, are frequently used in our various product lines to varying degrees.

This Conflict Minerals Report describes: (i) the good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the Products during the Reporting Period to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of the Covered Minerals may be from recycled or scrap sources; (ii) the measures and framework used by us to exercise due diligence on the source and chain of custody of our Covered Minerals; and (iii) the determination as to the facilities used to process the Covered Minerals as well as their countries of origin. There is a significant overlap between our RCOI efforts and our due diligence measures performed as detailed herein.

II. Reasonable Country of Origin Inquiry

Form SD requires that an issuer’s reasonable country of origin inquiry (“RCOI”) must be conducted in good faith and reasonably designed to determine whether the issuer’s Covered Minerals originated in the Covered Countries, or came from recycled or scrap sources.

Conflict-Free Policies

As a general matter, TSMC has designed and implemented three procedural cornerstones in support of compliance with conflict-free sourcing: (a) TSMC’s Ethics and Business Conduct Policy; (b) TSMC’s Supplier Management Program (including TSMC Statement on Responsible Sourcing of Minerals, Supplier Code of Conduct and Supplier Sustainability Standards, which are publicly available online at https://esg.tsmc.com/en-US/ESG-data-hub/reports-and-documents?page=2); and (c) TSMC’s Green Procurement for Substance Control and Conflict Minerals C.I. (“Green Procurement Policy”). Our Ethics and Business Conduct Policy contains general ethical principles and guidelines that, among other matters, require us to follow all applicable laws, including those related to the sourcing of conflict minerals. As part of the duties of an ethical corporate citizen, our Supplier Management Program describes the requirements we place upon our suppliers, such as requiring them to comply with applicable labor laws and also to source Covered Minerals used in our products from conflict-free facilities and smelters. Our Green Procurement Policy requires us, as well as all of our relevant suppliers and contractors, to watch out for any “red flags” regarding the source of conflict minerals in our supply chain. Please see Exhibit III attached hereto for a description of such warning flags. Also, in addition to imposing requirements relating to hazardous substances materials sourcing, our Green Procurement Policy requires that any of our potential suppliers or contractors adhere to our Statement on Responsible Sourcing of Minerals. These documents serve as the basis for our strong internal corporate management system with respect to conflict-free sourcing. Secondly, TSMC adheres to the humanitarian and ethical principles contained in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”) to supplement its policies and procedures on conflict-free sourcing. We have adopted its due diligence framework and have designed our due diligence measures consistently with the OECD Guidance. Finally, as a full member of the Responsible Business Alliance (“RBA”, formerly the Electronic Industry Citizenship Coalition (“EICC”)), TSMC has adopted the RBA Code of Conduct which describes the RBA’s general principle on the responsible sourcing of minerals. We have incorporated these principles into our Supplier Code of Conduct to which our suppliers must agree to adhere. Even though no current law compels us to adopt the RBA Code of Conduct, we have nevertheless incorporated RBA Code of Conduct principles on conflict minerals sourcing as an additional safeguard in our conflict minerals regulatory compliance system.

Participation in Trade Association Conflict-Free Initiatives

In September 2015, TSMC was accepted by the RBA to become a full member. As an active participating member of the RBA, TSMC can lend its influence and resources to support and help sponsor industry-wide conflict-free initiatives like the Global e-Sustainability Initiative (“GeSI”) and the Responsible Minerals Initiative (“RMI”, formerly the Conflict-Free Sourcing Initiative)’s Responsible Minerals Assurance Process (“RMAP”, formerly the Conflict-Free Smelter Program).

Since 2011, TSMC’s Green Procurement Policy has required our suppliers and contractors to complete and regularly update the RMI Conflict Minerals Reporting Template (the “Dashboard”) developed by the EICC-GeSI as an industry standard method to collect sourcing information related to conflict minerals. In addition, the RMAP uses an independent third-party audit to certify the conflict-free status of participating smelters and refiners. Our Green Procurement Policy requires our suppliers and contractors to source from smelters or refineries validated under the RMAP. TSMC became a member of RMI in August 2016, and has been regularly attending RMI’s activities via conference calls to obtain updated information to facilitate the execution of our conflict minerals compliance program.

TSMC is an influential member of the Taiwan Semiconductor Industry Association, which in turn is a member of the World Semiconductor Council (“WSC”) that promotes cooperative semiconductor industry activities to facilitate the healthy growth of the industry from a long-term, global perspective. The WSC unanimously adopted at its 17th high-level meeting in May 2013 a Conflict-Free Supply Chain Policy in order to support the global effort in creating a conflict-free supply chain on the sourcing of Covered Minerals from the Covered Countries.

RCOI Efforts

Because TSMC does not purchase the Covered Minerals directly from smelters, refiners or mines, TSMC relies on the smelter and refiner information provided by its direct first-tier suppliers or contractors that supply Covered Minerals (respectively “Suppliers” and “Contractors”) to identify the smelters and refiners in our supply chain. Our Suppliers and Contractors must complete Dashboard templates, obtain representations from their suppliers, comply with our Supplier Management Program and periodically update all information provided to us regarding conflict minerals for the Reporting Period. Through our RMI membership from 2016, we also have been obtaining country of origin information (the “RCOI Data”) compiled by RMI for those smelters in our supply chain that have been validated as conformant to the RMAP. This information, together with the country of origin information provided by our Suppliers and Contractors, assists us in identifying whether the smelters and refiners in our supply chain source from the Covered Countries.

Suppliers & Contractors Representations

We obtained written representations from our Suppliers and Contractors representing that they either: (i) supplied no Covered Minerals from the Covered Countries; (ii) supplied Covered Minerals solely from smelters or refiners that had been validated under the RMAP; or (iii) supplied Covered Minerals from recycled or scrap sources. Each representation must be based on a reasonable country of origin inquiry conducted by the Supplier or Contractor that includes obtaining completed Dashboards and signed representations from their suppliers or contractors. Last, the representations require the Suppliers and Contractors to confirm no warning flags exist and to inform TSMC of any material changes to the representations.

During the Reporting Period, we are pleased to report that our RCOI due diligence measures indicate to us that 100% of the smelters and refiners from which our Suppliers and Contractors source the Covered Minerals have been fully audited, vetted and certified under the RMAP. For a summary of the determinations made from our RCOI, please see Section IV: Determinations below.

III. Due Diligence Framework

TSMC’s due diligence measures have been designed to conform, in all material respects, to the framework described in the OECD Guidance, consistent with TSMC’s position as a downstream company. To guide its due diligence, TSMC has established a due diligence compliance process that includes a documentation and record maintenance mechanism performed in accordance with TSMC’s records retention policy to ensure the retention of relevant documentation. The Company expects to continue to refine, revise and improve this process as appropriate in light of existing infrastructures regarding conflict minerals compliance industry-wide as well as changes in the applicable law.

Description of Due Diligence Framework

In accordance with the OECD Guidance, the Company’s due diligence measures on the source and chain of custody of Covered Minerals have been designed and implemented on the following framework:

i) Establish Strong Company Management Systems

Policy: As discussed in Section II above, TSMC has adopted a Supplier Code of Conduct, Supplier Sustainability Standards and Statement on Responsible Sourcing of Minerals (viewable publicly online at https://esg.tsmc.com/en-US/ESG-data-hub/reports-and-documents?page=2), which outline TSMC’s commitment to responsible sourcing of its Covered Minerals in our products and our expectations that our Suppliers and Contractors will be similarly committed to responsible sourcing in their supply chain. TSMC communicates this policy to our Suppliers and Contractors of Covered Minerals and requires all of our Suppliers and Contractors to source the Covered Minerals from smelters or refiners who have been certified by independent third parties under the RMI’s Responsible Minerals Assurance Process.

Personnel: To oversee compliance with relevant conflict-free materials laws and regulations, we formed a standing Conflict-Free Materials Task Force (“Task Force”), comprised of members from the Legal and Materials Management divisions. This cross-functional group is responsible for implementing TSMC’s conflict minerals compliance strategy. The Task Force is sponsored by senior management, including the Vice President of Materials Management as well as the Senior Vice President & General Counsel. Our senior management are briefed about the results of the Company’s due diligence efforts, where they provide guidance and oversight. The Task Force identifies and assesses the relevant risks in our supply chain and formulates and implements control points to manage such risks. The Task Force also works closely with our internal team dedicated to managing all RBA membership obligations, including complying with the portions of the RBA Code of Conduct relating to the responsible sourcing of minerals.

Supplier Engagement: The Task Force contacted our Suppliers and Contractors to provide them with notice of the relevant U.S. SEC requirements and advised them of the Company’s commitment to responsibly source materials and its due diligence expectations, and has followed up with Suppliers and Contractors as was reasonable to ensure compliance. In addition, the Company posted its Statement on Responsible Sourcing of Minerals on its website so that these entities may understand and acknowledge it as a condition for doing business with us. The Company retains evidence of the received Supplier and Contractor responses as part of its RCOI and due diligence.

Information Technology Control Point System: To prevent non-compliant Covered Minerals from being incorporated into our products and services, TSMC established an information technology-driven control point, or gating mechanism, in the early stages of new supplier engagement. Potential new suppliers of materials must provide the supporting documentation required in our “New Material Evaluation System”, such as a report on Covered Minerals present in their products, a completed Dashboard and signed representations (if applicable). TSMC then reviews these documents to assess any potential conflict minerals compliance risks, and will approve the supplier or new material only when a potential supplier has demonstrated its commitment to complying with TSMC’s conflict minerals compliance program.

Transparency: TSMC makes our conflict minerals report available to our customers via TSMC-Online, the online system used to place orders and communicate with TSMC, which allows enhanced transparency in the exchange of relevant compliance information.

Grievance Mechanism: The Company’s existing procedures for reporting Code of Conduct or other ethics violations are available for reporting conflict minerals compliance problems. Any employee or other whistleblower who has relevant information is able to file anonymous complaints via either the Ombudsman complaint system or the Audit and Risk Committee whistleblower system. All informants are protected from retaliation under TSMC’s Ethics and Business Conduct Policy to encourage the frank and full disclosure of grievances.

ii) Identify and Assess Risk in the Supply Chain

Identification of Risks: To identify risks in its supply chain, the Task Force through the contact window of the Materials Management team contacted and requested its Suppliers and Contractors to complete the Dashboard and include information regarding the source and chain of custody of Covered Minerals in its supply chain. The Dashboard indicates both the country of origin and name and addresses of smelters and refiners used. Written instructions and recorded training illustrating use of the Dashboard are available on RMI’s website. The Task Force reviews the responses, checks the RCOI Data provided by RMI, looks for inconsistencies or other apparent inaccuracies, and follows up (through e-mail communication or conference call as necessary) to identify and escalate any issues associated with non-responsive or problematic responses to its inquiry.

Assessment of Risks: Upon receipt of completed Dashboards from our Suppliers and Contractors, the Task Force conducts due diligence of identified smelters or refiners by examining the information provided in Dashboard to determine if the smelter or refiner has been validated under the RMAP as “conflict-free”, assess potential risks in our supply chain, and take subsequent actions. The RMAP provides information regarding those smelters or refiners that, following an independent third-party audit, have been found to be conformant to the RMAP’s assessment protocols to assure continued sourcing of only conflict-free materials. As a result of our risk assessment, the Task Force required our suppliers to remove from our supply chain those smelters identified as non-conformant to RMAP.

iii) Design and Implement a Strategy to Respond to Identified Risks

and Implementation of Control Points

TSMC’s Task Force takes the following actions, among others, to improve its due diligence measures, increase supply chain transparency and further mitigate the risk that the Covered Minerals contained in its products may finance or benefit armed groups in the Covered Countries. These actions taken serve as control points in our compliance effort.

•	communicate our conflict minerals program to all relevant parties as needed and make same available publicly online;

•	design a compliance framework in accordance with the OECD Guidance;

•	request Suppliers and Contractors to complete a Dashboard and review results of same;

•	update the Dashboard template as required;

•	request relevant parties sign representation letter confirming their compliance with our conflict mineral program, and requiring them to conduct similar inquiries in their supply chain;

•	request our relevant Suppliers and Contractors use only smelters and refiners certified under the RMAP;

•

check whether the smelters our Suppliers and Contractors source from are listed as certified under the RMAP (such as consulting the RMI’s website and referring to the updated RCOI Data and due diligence documents provided by RMI);

•	compile a list of Suppliers, Contractors and their smelters or refiners as well as their respective locations;

•	provide such list to government agencies and the public if or when required by law;

•	discuss compliance status with materials Suppliers or Contractors as needed;

•	conduct conflict minerals compliance training as applicable and needed;

•	research publicly available information to check whether high risk smelters or refiners identified by the Task Force indirectly or directly finance or benefit armed groups in the Covered Countries;

•	watch out for warning flags as identified in Exhibit III attached hereto;

•	participate in relevant industry discussions on conflict minerals compliance such as those conducted under the RBA;

•	assist with conflict minerals compliance audits conducted by RBA, our customers and investors;

•	discuss our conflict minerals compliance efforts with our customers, investors or rating agencies when required;

•	reassure our major investor(s) and rating agencies that conflict minerals compliance is an integral part of our corporate governance scheme;

•	continue to collect Covered Minerals information contained in our finished products manufactured for all relevant periods;

•	continue to engage Suppliers and Contractors to obtain current, accurate and complete information about the supply chain, smelters and refiners;

•	enhance Supplier or Contractor communication, training and escalation process, if needed, to improve due diligence data accuracy and completion;

•

require Suppliers and Contractors to implement responsible sourcing and due diligence measures to ensure sourcing only from smelters and refiners that have received a “conflict-free” designation from an independent third-party auditor such as the RMI’s RMAP; and

•	engage third party auditor to conduct audits of selected suppliers’ conflict minerals compliance program.

iv) Carry Out Independent Third-Party Audit of Supply Chain

TSMC does not have any direct relationships with smelters or refiners that process the Covered Minerals, and it does not perform direct audits of our Covered Minerals smelters or refiners. Instead, the Company relies on information provided by its Suppliers and Contractors, and on information collected and provided by independent third-party audit programs, such as the RMAP as well as other publicly available information.

TSMC has also been regularly audited by RBA as to the sufficiency of its conflict minerals compliance program. To date, TSMC has successfully passed the audits and shall continue to work with our suppliers in building a conflict-free supply chain for the Covered Minerals over time.

v) Report Annually on Supply Chain Due Diligence:

Public Reporting of our Conflict-Free Materials Compliance

TSMC reports annually our conflict minerals compliance, as required by the U.S. SEC. The contents of this Form SD describing the methodology of our reasonable inquiry analysis and due diligence measures may be accessed publicly online at http://www.tsmc.com/english/investorRelations/sec_filings.htm or www.sec.gov.

IV. Determinations

Our determination as to the origins and chain of custody of our Covered Minerals is based on the reasonable country of origin inquiry and due diligence measures described above and expressly subject to the Cautionary Statements set forth below.

Exhibit I lists the smelters and refiners reasonably identified by our due diligence measures based on information provided by our materials Suppliers and Contractors known to have processed the Covered Minerals in our Products during the Reporting Period.

Exhibit II lists the countries of origin of the Covered Minerals in our Products as reasonably identified by our due diligence measures and based on information from our relevant Suppliers and Contractors, as well as the country of origin information provided by RMI, the London Bullion Market Association, the Responsible Jewellery Council, and the Tungsten Industry Conflict Minerals Council.

For the Reporting Period, the Covered Minerals used in our Products originated from 30 direct first-tier Suppliers who used 94 smelters or refiners; the Covered Minerals used in our Products also came from 12 Contractors who in turn used 198 smelters or refiners. At the end of the Reporting Period, we are pleased to report that 100% of the smelters and refiners from which our Suppliers and Contractors sourced the Covered Minerals, including the 46 smelters and refiners which may have sourced directly or indirectly from Covered Countries, have been fully audited, vetted and certified under the RMAP. Some of our Suppliers or Contractors were unable to disclose information on some of the countries of origin of the Covered Minerals supplied or used by its smelters or refiners for confidentiality reasons.

To date, validation under the RMAP has been accepted by our industry as the primary standard for determining whether a smelter or refiner process Covered Minerals that directly or indirectly finance or benefit armed groups. Like our industry peers, TSMC relies on the independent third-party audits conducted under the RMAP as furnishing a reasonable basis to conclude that smelters and refiners validated under such Program have control procedures that prevent them from directly or indirectly financing or benefiting armed groups operating in the Covered Countries. Because of industry acceptance of the RMI’s Responsible Minerals Assurance Process and based on its own research of publicly available information, TSMC found no reasonable basis for independently determining that these validated smelters and refiners sourced Covered Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.

Cautionary Statements

Our reasonable country of origin inquiry as well as our due diligence measures have endeavoured to overcome the unavoidable limitations inherent in collecting information about the origins and chain of custody of the Covered Minerals used in our finished products as a downstream purchaser of the Covered Minerals operating within a complex international electronics supply chain. As such, we rely on our Suppliers and Contractors for the ultimate veracity of the information which they provide about the smelters or refiners whom they employ because we do not have any direct contractual relationship with or power of control over such smelters or refiners. Information subjected to fraud by third parties may elude detection even after having been subjected to robust verification due diligence measures like the ones we have adopted and implemented for the Reporting Period. In spite of these difficulties, our determination made herein stands as reasonable assurance of the current status of our conflict minerals compliance and in no way detracts from our commitment towards creating a conflict-free supply chain for our Products when infrastructures that further facilitate conflict minerals compliance would become more prevalent, established and readily available at reasonable cost in time and resources.

Exhibit I

Smelters & Refiners

Covered Minerals	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG, Hamburg	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Mineral AB (Ronnskar)	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Glencore Canada Corporation - CCR Refinery	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial Ltda	Brazil
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Elite Industech Co., Ltd.	Taiwan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	GG Refinery Ltd.	Tanzania
Gold	CI Gold by Gold Colombia SAS	Colombia
Gold	Heimerle + Meule GmbH	Germany, Austria
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy

Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	Japan
Gold	JX Advanced Metals Corporation	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. - Takehara Refinery	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	Safina A.S.	Czech Republic
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Gold Corporation - The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd. (Thailand)	Thailand
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Ximei Resources (Guangdong) Limited	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Synergies	Spain
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Ind. Com. De Metais Ltda	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Perú
Tin	Mitsubishi Materials Corporation	Japan
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	P Kay Metal, Inc	United States
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Super Ligas	Brazil

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thailand Smelting and Refining Co. Ltd.	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	WOODCROSS SMELTING COMPANY LIMITED	Uganda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	KENEE MINING CORPORATION VIETNAM	Vietnam
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Lianyou Resources Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

EXHIBIT II

Covered Minerals: Countries of Origin

Argentina	Ghana	Papua New Guinea
Armenia	Greenland	Peru
Australia	Guatemala	Philippines
Austria	Guinea	Poland
Azerbaijan	Guyana	Portugal
Benin	Honduras	Russia
Bolivia (Plurinational State of)	India	Rwanda
Brazil	Indonesia	Saudi Arabia
Bulgaria	Japan	Senegal
Burkina Faso	Kazakhstan	Serbia
Burundi	Kenya	Sierra Leone
Cambodia	Kyrgyzstan	Slovakia
Canada	Lao People’s Democratic Republic	Solomon Islands
Chile	Liberia	South Africa
China	Madagascar	Spain
Colombia	Malaysia	Suriname
Congo, Democratic Republic of the	Mali	Sweden
Costa Rica	Mauritania	Tajikistan
Côte d’Ivoire	Mexico	Tanzania
Dominican Republic	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Eswatini	Myanmar	Ukraine
Ethiopia	Namibia	United Kingdom
Fiji	New Zealand	United States of America
Finland	Nicaragua	Uzbekistan
France	Niger	Vietnam
French Guiana	Nigeria	Zambia
Georgia	Norway	Zimbabwe
Germany

EXHIBIT III

Warning Flags

Warning Flag Situations:

•	minerals originate from or have been transported via a conflict-affected or high-risk area;

•

minerals are claimed to originate from a country that has limited known reserves, likely resources or expected production levels of the mineral in question (i.e. the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels);

•	minerals are claimed to originate from a country in which minerals from conflict-affected and high-risk areas are known to transit;

•

suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit;

•	suppliers or other known upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months.

(From “Supplement on Tin, Tantalum and Tungsten” in OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016, p. 33)).